Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-27979, 333-34169, 333-71858, 333-89930 and 333-106573) and the Registration Statements on Form S-3 (Nos. 333-84971, 333-41424, 333-58126, 333-84086, 333-102620 and 333-108668) of our report dated January 26, 2004, with respect to the financial statements of Endocardial Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 15, 2004